                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of July 1, 1999 (this "Amendment"), is made by and among Insignia/ESG, Inc., a Delaware corporation (the "Company"), and Edward S. Gordon ("Executive").

     WHEREAS, Executive is presently employed by the Company pursuant to an Employment Agreement by and among Insignia Financial Group, Inc., the Company (which is the successor in interest to all of the rights and obligations under the Agreement, as amended, of Insignia/Edward S. Gordon Co., Inc., which was formerly known as Insignia Buyer Corporation), and Executive, dated as of June 17, 1996 (the "Employment Agreement"), as amended by Amendment No. 1 thereto, dated April 1, 1997 ("Amendment No. 1"); and

     WHEREAS, Executive and the Company desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, Executive and Company agree as follows:

     1. DEFINED TERMS.

         (a) All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         (b) All references in the Agreement to the "Parent Company" are amended to refer to Insignia Financial Group, Inc., which entity had previously been known as Insignia/ESG Holdings, Inc.

         (c) All references in the Agreement to the "Company" are amended to refer to Insignia/ESG, Inc., except for that reference to the "Company" which appears in Section 1 of the Agreement to describe the Asset and Stock Purchase Agreement, dated June 17, 1996.

     2. AMENDMENT TO SECTION 2(A). The first sentence of Section 2(a) of the Agreement is replaced with the following sentence: "During the Employment Period, Executive shall serve in the Office of the Chairman of the Parent Company."

     3. AMENDMENT TO SECTION 3(B)(I).

         (a) The reference in Section 3(b)(i) to the "Company's gross revenues" is amended to refer to the "gross revenues of the Company's Tri-State Region."

         (b) The reference in Section 3(b)(i) to the "Company's earnings" is amended to refer to the "earnings of the Company's Tri-State Region."

         (c) All references in Section 3(b)(i) to "EBITDA" and the "Company's EBITDA" are amended to refer to "EBITDA for the Company's Tri-State Region."

     4. AMENDMENT TO SECTION 3(D). Section 3(d) shall be amended to read, in its entirety, as follows:

         "(D) COMMISSIONS. For all transactions in which the commission is earned on or after July 1, 1999 and in which Executive has a commission participation, Executive shall receive a commission calculated by multiplying the gross billings of the subject transaction by Executive's commission participation and then multiplying the resulting product by thirty (30%) percent. (For example, for a transaction in which the commission is earned on or after July 1, 1999, and in which the gross billings were $600,000 and Executive had a commission participation of 10%, Executive would receive a commission in the amount of $18,000 (600,000 x 10% = $60,000; $60,000 x 30% = $18,000)). The commission participation of
     Executive shall be determined by mutual agreement of Executive and the Company broker(s) participating in the subject transaction. In the event a mutual agreement cannot be reached, the Chief Executive Officer of the Company shall determine Executive's commission participation, and that determination shall be final and binding on Executive. Nothing herein shall be deemed to require the Chief Executive Officer to make any determination which is inconsistent with the Company's contractual obligations to the broker(s) participating in the subject transaction. For purposes of this provision the Company's determination of when a commission is earned shall be final and binding. Expenses of Executive related to a transaction shall be deducted from Executive's allocated portion of the commission (i.e., that amount determined by multiplying the gross billings of the subject transaction by Executive's commission participation) for that transaction."

     5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6. GOVERNING LAW. This Amendment and the Agreement, as amended by Amendment No. 1, shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

     7. NOTICES. All notices to the Company pursuant to the Agreement, as amended by Amendment No. 1, shall be forwarded to:

        Insignia/ESG, Inc.
        200 Park Avenue
        New York, New York  10166
        Attention: General Counsel

     8. AFFIRMATION. Except as amended hereby, the Agreement, as amended by Amendment No. 1, shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                       INSIGNIA/ESG, INC.

                                       By: /s/ Adam B. Gilbert
                                          -------------------------------------
                                       Name: Adam B. Gilbert
                                             ----------------------------------
                                       Its: Senior Vice President
                                            -----------------------------------

                                       /s/ Edward S. Gordon
                                       ----------------------------------------
                                                EDWARD S. GORDON




                                       3